UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2004

OGLEBAY NORTON COMPANY

(Exact name of registrant as specified in its charter)

OHIO	000-32665	34-1888342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH	44114-1151
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 861-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported in Form 10-Qs and/or Form 8-Ks filed by Oglebay Norton Company (the “Company”):

•	On February 23, 2004 (the “Petition Date”), the Company and its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), In re: ONCO Investment Company, et al., Case No. 04-10558 (JBR);

•	On July 30, 2004, the Company and its subsidiaries filed a Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, along with a Second Amended Disclosure Statement (the “Disclosure Statement”) related to such Plan of Reorganization;

•	On August 4, 2004, the Bankruptcy Court entered an order which, among other things, approved the Disclosure Statement; and

•	On November 17, 2004, the Bankruptcy Court entered an Order Confirming the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated as of July 30, 2004 (and as further amended and modified pursuant to Second Amended Modifications to Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated as of November 12, 2004 (as amended, the “Plan”)), of the Company and its subsidiaries.

As stated in the Disclosure Statement, all long-term incentive plans then in existence as of the Petition Date (the “LTIPs”), and all outstanding awards owed thereunder, would be terminated.

On December 1, 2004, the Company’s Board of Directors terminated the LTIPs, effective December 1, 2004. The LTIPs were designed to provide the Company’s senior leaders with the opportunity to share in the long-term success of the Company, by earning cash payments when key business goals were achieved. The LTIPs participants included certain members of senior management, including Michael D. Lundin, Julie A. Boland, Sylvie A. Bon, Michael J. Minkel, and Rochelle F. Walk. The Company will not incur any material early termination penalties.

Item 5.02 Departure of Directors.

As contemplated by the Plan, only Michael D. Lundin and John P. O’Brien will continue as directors of the company following the effective date of the Plan (“Reorganized Oglebay”). All other members of the Board of Directors of the Company will resign effective as of the effective date of the Plan and the Board of Directors of Reorganized Oglebay will consist of DeLyle W. Bloomquist, Thomas O. Boucher, Jr., Eugene I. Davis, Laurence V. Goddard, Robert H. Kanner, Michael D. Lundin, and John P. O’Brien.

Accordingly, on December 1, 2004, certain members of the Company’s Board of Directors indicated their intent to resign as a member of the Company’s Board of Directors, effective as of the effective date of the Plan and upon appointment of the new Board of Directors of Reorganized Oglebay. The directors who indicated their intent to resign are Albert C. Bersticker, Malvin E. Bank, William G. Bares, James T. Bartlett, Madeleine W. Ludlow, and William G. Pryor. Pursuant to the Plan and as indicated in the previous paragraph, Michael D. Lundin and John P. O’Brien, current members of the Company’s Board of Directors, will be appointed to the Board of Directors of Reorganized Oglebay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ Rochelle F. Walk
Name:	Rochelle F. Walk
Title:	Vice President, General Counsel and Secretary

Date: December 3, 2004

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